Exhibit 99.1

[Logo]

                                                         1025 Eldorado Boulevard
                                                      Broomfield, Colorado 80021
                                                                  www.Level3.com
                                                                    NEWS RELEASE



Level 3 contacts:

Media:            Josh Howell                       Investors:        Robin Grey
                  720-888-2517                                      720-888-2518

                  Chris Hardman                                  Valerie Finberg
                  720-888-2292                                      720-888-2501



                   Level 3 Completes Acquisition of Broadwing


BROOMFIELD, Colo., January 3, 2007 -- Level 3 Communications, Inc. (Nasdaq:
LVLT) today announced that it has completed its acquisition of Broadwing Corporation (Nasdaq: BWNG), a publicly held provider of optical network communication services.

Pursuant to the merger agreement dated October 16, 2006, Level 3 will pay consideration to Broadwing shareholders of $8.18 of cash plus 1.3411 shares of Level 3 common stock for each share of Broadwing common stock outstanding at closing. In total, Level 3 will pay approximately $744 million of cash and issue approximately 122 million shares of common stock.

"The acquisition of Broadwing benefits Level 3 in two distinct areas," said Kevin O'Hara, president and chief operating officer of Level 3. "The integration of the Broadwing backbone presents significant synergy opportunities, and the expansion of the customer base provides strategic growth opportunities for us moving forward."

Broadwing, based in Austin, Texas, delivers data, voice and media solutions to enterprises and service providers over its 19,000 mile intercity fiber network. Approximately half of Broadwing's revenue comes from the wholesale market, with business customers comprising the remaining revenue.

More information concerning this transaction, together with consolidated 2007 guidance for Level 3, will be provided in the company's fourth quarter 2006 earnings release and associated earnings conference call, which are tentatively scheduled for February of 2007.
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About Level 3 Communications
Level 3 Communications, Inc (Nasdaq: LVLT), an international communications company, operates one of the largest Internet backbones in the world. Through its customers, Level 3 is the primary provider of Internet connectivity for millions of broadband subscribers. The company provides a comprehensive suite of services over its broadband fiber optic network including Internet Protocol (IP) services, broadband transport and infrastructure services, colocation services, voice services and voice over IP services. These services provide building blocks that enable Level 3's customers to meet their growing demands for advanced communications solutions. The company's Web address is www.Level3.com.

"Level 3 Communications," "Level 3" and the Level 3 Communications logo are registered service marks of Level 3 Communications, Inc. in the United States and/or other countries. Any other product and company names herein may be trademarks of their respective owners. Level 3 services are provided by wholly owned subsidiaries of Level 3 Communications, Inc.

Forward-Looking Statement
Some of the statements made by Level 3 in this press release are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements. Level 3 believes that its primary risk factors include, but are not limited to: increasing the volume of traffic on Level 3's network; developing new products and services that meet customer demands and generate acceptable margins; successfully completing commercial testing of new technology and information systems to support new products and services, including voice transmission services; stabilizing or reducing the rate of price compression on certain of our communications services; integrating strategic acquisitions; attracting and retaining qualified management and other personnel; and the ability to meet all of the terms and conditions of our debt obligations. Additional information concerning these and other important factors can be found within Level 3's filings with the Securities and Exchange Commission. Statements in this release should be evaluated in light of these important factors.

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